EXHIBIT 15.1



February 10, 1998

The Board of Directors

Iwerks Entertainment, Inc.




We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-77816) pertaining to the Employees' incentive stock options and other stock option and warrant agreements of Iwerks Entertainment, Inc. of our report dated February 10, 1998 relating to the unaudited condensed consolidated interim financial statements of Iwerks Entertainment, Inc. that are included in its Form 10-Q for the quarter ended December 31, 1997.



                           /S/ERNST & YOUNG LLP